EXHIBIT 24

POWER OF ATTORNEY

I, the undersigned Director and/or Officer of Mindspeed Technologies, Inc., a Delaware corporation (the “Company”), hereby constitute RAOUF Y. HALIM, SIMON BIDDISCOMBE and STEVEN W. SPRECHER, and each of them singly, my true and lawful attorneys with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004, and any amendments thereto.

Signature	Title	Date
/s/ RAOUF Y. HALIM Raouf Y. Halim	Director Chief Executive Officer (Principal Executive Officer)	November 12, 2004

/s/ DWIGHT W. DECKER	Chairman of the Board of Directors	November 12, 2004

DWIGHT W. DECKER

/s/ DONALD R. BEALL	Director	November 12, 2004

Donald R. Beall

/s/ DONALD H. GIPS	Director	November 11, 2004

Donald H. Gips

/s/ MING LOUIE	Director	November 18, 2004

Ming Louie

/s/ THOMAS A. MADDEN	Director	November 19, 2004

Thomas A. Madden

/s/ JERRE L. STEAD	Director	November 12, 2004

Jerre L. Stead

/s/ SIMON BIDDISCOMBE Simon Biddiscombe	Senior Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)	November 17, 2004